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                                                                    EXHIBIT 99.1

  COMMUNITY NATIONAL BANCORPORATION ANNOUNCES COMPLETION OF SALE OF SUBSIDIARY

ASHBURN, Georgia, September 23, 2003 - Community National Bancorporation (OTCBB:CBAC) announced today that on September 22, 2003 it completed its previously announced sale of its wholly-owned subsidiary, Cumberland National Bank, to Liberty Shares, Inc. The sale was completed pursuant to the terms of the Agreement and Plan of Reorganization dated May 30, 2003, as amended June 27, 2003, by and among Community National Bancorporation, Cumberland National Bank, Liberty Shares, Inc. and The Heritage Bank, a wholly-owned subsidiary of Liberty Shares, Inc.